UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 22, 2013

FLORIDA GAMING CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-9099	59-1670533
(State or other jurisdiction	(Commission File No.)	(I.R.S. Employer
of incorporation)		Identification No.)

3500 NW 37th Avenue, Miami, FL 33142

(Address of principal executive offices) (Zip code)

(502) 589-2000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On February 22, 2013, Florida Gaming Corporation (the “Company”) and its wholly owned subsidiary, Florida Gaming Centers, Inc. (“Centers”) entered into an Amendment to Stock Purchase Agreement with Silvermark LLC pursuant to which the parties agreed to extend the date by which Silvermark is required to obtain a commitment of title insurance and to conduct a survey of certain real property under the parties’ Stock Purchase Agreement dated as of November 25, 2012. Additionally, as part of the Amendment to Stock Purchase Agreement, Silvermark consented to Centers’ entry into certain agreements otherwise prohibited under the Stock Purchase Agreement.

The foregoing description of the Amendment to Stock Purchase Agreement is qualified in its entirety by reference to Exhibit 99.1 attached hereto. The foregoing description of the Stock Purchase Agreement is qualified in its entirety by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K dated November 25, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FLORIDA GAMING CORPORATION

Date: February 25, 2013	By:	/s/ W. Bennett Collett, Jr.
W. Bennett Collett, Jr.
Chief Executive Officer